Exhibit 99.1

Beam Global Enters LOI to Acquire European Drone Technology Company and Position Beam to Become a Vertically Integrated Drone Company

Beam to commence manufacturing of a U.S. Department of War Conditionally Approved Drone System in the U.S. post-acquisition and market drone solutions across its global footprint

SAN DIEGO, CA – September 22, 2026 – Beam Global (Nasdaq: BEEM), a leading provider of innovative and sustainable infrastructure solutions for energy storage and security, electrification of mobility, and smart city infrastructure, announces it has signed a non-binding Letter of Intent with a vertically integrated European drone technology company that currently develops, manufactures, and sells drones and a suite of proprietary drone-related, AI-enhanced software products. Beam Global intends to acquire the company and, if the acquisition is completed, to manufacture drones in its existing factories in the U.S. and Europe and to sell those drones and software services to its existing and new customers across its global footprint. The agreement, once finalized, is expected to evolve Beam Global into a vertically integrated drone and AI-enhanced drone software company while significantly advancing the Company’s diversified technology platform and expanding its footprint in defense, infrastructure and other key industries. The proposed acquisition remains subject to due diligence, negotiation and execution of definitive agreements, and other customary closing conditions, and there can be no assurance that the acquisition will be completed on the contemplated terms or at all.

Beam Global’s management believes that the intended acquisition is a highly advantageous evolution of its current business because:

1.	The target company is already producing and selling drones and software internationally to Fortune Global 500 and other significant companies.

2.

The target company has a drone product which has received Conditional Approval from the U.S. Department of War. The Conditional Approval remains effective subject to compliance with the target company’s U.S. onshoring plan and updated government vetting of the product. Beam Global intends to manufacture the product in the U.S. following the completion of the acquisition, thus complying with the onshoring requirement.

3.	The target company has a drone product that has been exempted by the FCC from its Covered List as a result of the Conditional Approval and, as a result, the drones can be sold in the U.S.

4.

Beam Global’s customers include the U.S. Army, U.S. Marine Corps, the U.S. Department of War, the U.S. Navy, the British Ministry of Defence, and conglomerates and corporate entities in oil and gas, maritime, agriculture, mining, and many other industries which are, the company believes, ideal candidates for the technology it intends to acquire through this transaction.

5.

On June 6, 2025, President Trump signed the “Unleashing American Drone Dominance” executive order, which directs federal agencies to prioritize the integration of U.S.-manufactured unmanned aircraft systems (UAS) over foreign-manufactured UAS and directs the Department of War to prioritize procurement of Section 848-compliant drones made by U.S. companies.

6.	Beam Global’s current factories and existing skilled team will be able to manufacture the drones following the closing of the acquisition without significant capital investment.

7.

Beam Global already manufactures batteries for drones, robots, submersibles and other similar devices. Management believes that this battery expertise will create a differentiator and that it may become the only vertically integrated drone manufacturer in the U.S. that also produces its own batteries.

8.

Beam Global’s patented BeamFlight™ product enables remote recharging of drones without the requirement for grid infrastructure or traditional generators. The Company believes that this capability will further enhance its competitive advantage in both military and commercial drone applications.

9.	Beam Global’s current engineering team in the U.S. and Europe is well positioned to enhance the Drone Company's engineering team and vice versa.

This agreement marks a key expansion of Beam Global’s product line, bringing the Company’s established technology into the drone industry and further advancing its diversified technology platform.

“This planned acquisition will be, in my view, one of the most significant strategic advances in our company’s history and it is central to the strategy that Beam Global has been pursuing for some time. We have created a technology platform with global manufacturing and engineering capabilities focused on energy, mobility and intelligence and our experience with drones has been growing apace. All we have lacked is a proven drone platform and we now intend to change that,” said Desmond Wheatley, CEO of Beam Global. “I believe that we are ideally positioned to become a leader in the drone industry because of our depth of experience in developing and manufacturing complex, patented technology solutions for mobility, energy and smart cities infrastructure. Drones represent a natural extension of our expertise, and our existing customer base includes military, government and commercial customers that we believe will be potential customers for the acquired drone technology. By bringing this technology to the U.S. and manufacturing it here while integrating it with our advanced proprietary energy, mobility and infrastructure technology, we envision an opportunity to build a differentiated platform for a rapidly developing market. For a decade, Beam has made the batteries that power other people’s drones; we will continue to do that but, in the future, we intend to lead with our own airframe and an incredibly robust software platform designed for the harshest conceivable environments. The drone technology we intend to acquire has already proved itself in such environments.”

The target company’s products are, management believes, well positioned for U.S. government and other regulated markets once domestic manufacturing is established and applicable regulatory and procurement requirements are satisfied. Beam has manufactured battery systems for unmanned aerial, ground, and marine platforms for ten years, and the U.S. Army, U.S. Marine Corps, and the Pentagon are customers of Beam. Beam expects that manufacturing the drones in its U.S. facilities, which are already equipped with capabilities and infrastructure to assemble the products, will support the target company’s U.S. onshoring plan and potential U.S. market opportunities, subject to applicable regulatory and procurement requirements. Following the acquisition, Beam will pursue the provision of drone technology to its current clients while continuing to support its current drone customers.

The global drone market has an estimated value of USD 96.4 billion in 2026, up nearly 15% from 2025, and is projected to more than double by 2033, according to a Grand View Research report. North America controls roughly 40% of the global drone market, and Europe accounts for nearly 27% of the global market. The Drone market has been one of the fastest-growing markets globally due to an increase in defense, public safety, industrial inspection and delivery applications.

About Beam Global

Beam Global is a sustainable technology innovator that develops and manufactures infrastructure products and technologies. The Company operates at the nexus of innovative and reliable energy, transportation and smart city solutions with a focus on sustainable energy infrastructure, rapidly deployed and scalable EV charging solutions, safe energy storage, energy security and intelligent infrastructure. With operations in the U.S., Europe and the Middle East, Beam Global develops, patents, designs, engineers and manufactures unique and advanced technology solutions that power transportation, provide secure sources of electricity, enable smart city services, save time and money, and protect the environment. Beam Global is headquartered in San Diego, CA, with facilities in Yuma, AZ; Broadview, IL; Belgrade and Kraljevo, Serbia; and Abu Dhabi, UAE. Beam Global is listed on Nasdaq under the symbol BEEM. For more information visit BeamForAll.com, LinkedIn, YouTube, Instagram and X.

Forward-Looking Statements

This Beam Global Press Release contains forward-looking statements. All statements in this Press Release other than statements of historical facts are forward-looking statements. Forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may,” or other words and similar expressions that convey the uncertainty of future events or results. Forward-looking statements in this Press Release include, without limitation, statements regarding the proposed acquisition, the negotiation and execution of definitive agreements, the financing and completion of the proposed acquisition, the anticipated benefits of the proposed acquisition, the establishment of U.S. manufacturing, the continued effectiveness of the target company’s Conditional Approval and FCC Covered List exemption, the target company’s compliance with its onshoring plan, the integration of the target company’s technology and operations with Beam Global, potential sales to existing and new customers, and expected growth and opportunities in the drone market.

These statements relate to future events or future results of operations. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause Beam Global’s actual results to be materially different from these forward-looking statements. These risks and uncertainties include, among others, the possibility that the parties may not enter into definitive agreements or complete the proposed acquisition; that the terms of any definitive transaction may differ from those currently contemplated; that Beam may be unable to obtain sufficient financing on acceptable terms or at all, or that any financing may result in dilution to existing stockholders; that applicable closing conditions may not be satisfied; that the acquisition or proposed U.S. manufacturing activities may require governmental notices, reviews, approvals or modifications to the target company’s existing onshoring plan; that the target company’s Conditional Approval or FCC Covered List exemption may be modified or terminated; that anticipated manufacturing, integration, customer and other benefits may not be realized; and that actual market conditions and growth may differ from third-party estimates. Additional risks and uncertainties are described in Beam Global’s filings with the Securities and Exchange Commission, including under the caption “Risk Factors” in its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other filings with the SEC.

There can be no assurance that the proposed acquisition will be completed on the contemplated terms or at all. Except to the extent required by law, Beam Global expressly disclaims any obligation to update any forward-looking statements.

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